EXHIBIT 24(A)


                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Crestar Financial Corporation:

     We consent to the use of our report included in Crestar Financial Corporation's Annual Report on Form 10-K for the year ended December 31, 1994 incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Proxy Statement/Prospectus. Our report refers to a change in accounting for certain investments in debt and equity securities.

                                               /s/ KPMG Peat Marwick LLP


Richmond, Virginia
August 31, 1995